EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)   Registration Statement (Form S-8 No. 333-193788) pertaining to the 2013 Share Option Plan of Evogene Ltd.,
(2)   Registration Statement (Form S-8 No. 333-201443) pertaining to the 2013 Share Option Plan of Evogene Ltd.,
(3)   Registration Statement (Form S-8 No. 333-203856) pertaining to the 2013 Share Option Plan of Evogene Ltd.,
(4)   Registration Statement (Form S-8 No. 333-259215) pertaining to the 2021 Share Option Plan of Evogene Ltd.,
(5)   Registration Statement (Form F-3 No. 333-253300) and related Prospectus of Evogene Ltd.,

of our reports dated March 31, 2022, with respect to the consolidated financial statements of Evogene Ltd. and the effectiveness of internal control over financial reporting of Evogene Ltd. included in this Annual Report (Form 20-F) of Evogene Ltd. for the year ended December 31, 2021.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 31, 2022	A Member of Ernst & Young Global